Exhibit 8.1
MAJOR CONSOLIDATED SUBSIDIARIES AND ASSOCIATED COMPANIES

	GROUP				SERVICES,
AMERICAS	HOLDING %	SELLING	MANUFACTURING	RESEARCH	FINANCE

ARGENTINA
Ciba Especialidades Químicas S.A., Buenos Aires	100	-
BERMUDA
Chemical Insurance Company Ltd., Hamilton	100				-
Ciba Specialty Chemicals Eurofinance Ltd., Hamilton	100				-
Ciba Specialty Chemicals International Finance Ltd., Hamilton	100				-
BRAZIL
Ciba Especialidades Químicas Ltda., São Paulo	100	-	-
Latexia Brazil Ltda., São Paulo	100	-	-
CANADA
Ciba Specialty Chemicals Canada Inc., Mississauga	100	-
CHILECiba Especialidades Químicas Ltd., Santiago de Chile	100	-	-
COLOMBIA
Ciba Especialidades Químicas S.A., Bogotá	100	-	-
GUATEMALA
Ciba Especialidades Químicas, S.A. (ACC), Guatemala	100	-	-
MEXICO
Ciba Especialidades Químicas Mexico S.A. de C.V., Mexico	100	-	-
PANAMA
Ciba Especialidades Químicas Colon S.A., Colon	100	-
UNITED STATES OF AMERICA
Ciba Specialty Chemicals Corporation, Tarrytown, NY	100	-	-	-

	GROUP				SERVICES,
ASIA PACIFIC	HOLDING %	SELLING	MANUFACTURING	RESEARCH	FINANCE

AUSTRALIA
Ciba Specialty Chemicals Pty. Ltd., Thomastown	100	-	-
BAHRAIN
Ciba Specialty Chemicals Middle East W.L.L., Manama (Al Seef District)	100	-

	GROUP				SERVICES,
ASIA PACIFIC	HOLDING %	SELLING	MANUFACTURING	RESEARCH	FINANCE

CHINA
Ciba Specialty Chemicals (China) Ltd., Shanghai	100	-		-
Ciba Specialty Chemicals (Hong Kong) Ltd., Hong Kong	100	-
Ciba Specialty Chemicals (Shanghai) Ltd., Shanghai	100	-
Ciba Specialty Chemicals (Suzhou) Co., Ltd., Suzhou, Jiangsu	100	-	-
Guangdong Ciba Specialty Chemicals Co. Ltd., Panyu, Guangdong	95	-	-
Guangzhou Ciba Specialty Chemicals Co. Ltd., Guangzhou	80	-	-
Qingdao Ciba Dyes Co. Ltd., Qingdao	94	-	-
Qingdao Ciba Pigments Co. Ltd., Qingdao	91	-	-
Shanghai Ciba Gao-Qiao Chemical Co. Ltd., Shanghai	75	-	-
Shenzhen Ciba Specialty Chemicals Co. Ltd., Shenzhen	85	-	-
Xiangtan Chemicals & Pigments Co. Ltd., Xiangtan	49	-	-
INDIA
Ciba India Private Ltd., Mumbai	100				-
Ciba Specialty Chemicals (India) Ltd., Mumbai(i)	69	-	-
Diamond Dye-Chem Ltd., Mumbai(ii)	69	-	-
INDONESIA
PT Ciba Specialty Chemicals Indonesia, Jakarta	83	-	-
PT Intercipta Kimia Pratama, Jakarta	60	-	-
PT Latexia Indonesia, Jakarta	100	-	-
JAPAN
Chemipro Fine Chemical Kaisha Ltd., Kobe	51	-	-
Ciba Specialty Chemicals K.K., Osaka	100	-			-
Musashino-Geigy Company Ltd., Kitaibaraki	60	-	-
Nippon Alkyl Phenol Co. Ltd., Tokyo	46	-	-

	GROUP				SERVICES,
ASIA PACIFIC	HOLDING %	SELLING	MANUFACTURING	RESEARCH	FINANCE

REPUBLIC OF KOREA (SOUTH KOREA)
Ciba Specialty Chemicals Korea Ltd., Seoul	100	-
Daihan Swiss Chemical Corporation, Seoul	100	-	-		-
Doobon Fine Chemical Co., Ltd., Chongwon-kun	63	-	-
MALAYSIA
Ciba Specialty Chemicals (Malaysia) Sdn Bhd, Klang	70	-	-
NEW ZEALAND
Ciba Specialty Chemicals N.Z. Ltd., Auckland	100	-	-
SINGAPORE
Ciba Specialty Chemicals (Singapore) Pte Ltd, Singapore	100	-
Ciba Specialty Chemicals Industries (Singapore) Pte Ltd, Jurong Island	100	-	-
SOUTH AFRICA
Ciba Specialty Chemicals (Pty) Ltd., Spartan	100	-
TAIWAN
Ciba Specialty Chemicals (Taiwan) Ltd., Kaohsiung	100	-	-
THAILAND
Ciba Specialty Chemicals (Thailand) Ltd., Bangkok	100	-	-

	GROUP				SERVICES,
EUROPE	HOLDING %	SELLING	MANUFACTURING	RESEARCH	FINANCE

AUSTRIA
Ciba Spezialitätenchemie Österreich GmbH, Pischelsdorf/ Zwenten dorf	100	-	-
BELGIUM
Ciba Specialty Chemicals N.V., Groot- Bijgaarden	100	-
DENMARK
A/ S Alfred Gad, Lynge	100	-
FINLAND
Ciba Specialty Chemicals Oy, Raisio	100	-	-	-	-
Finnamyl Oy, Raisio	100	-	-
FRANCE
Ciba Spécialités Chimiques SA, Saint Fons	100	-	-	-
Ciba Specialty Chemicals Masterbatch SA, Saint Jeoire en Faucigny	100	-	-	-

	GROUP				SERVICES,
EUROPE	HOLDING %	SELLING	MANUFACTURING	RESEARCH	FINANCE

GERMANY
Ciba Spezialitätenchemie Grenzach GmbH, Grenzach-Wyhlen	100		-	-
Ciba Spezialitätenchemie Holding Deutschland GmbH, Lampertheim	100				-
Ciba Spezialitätenchemie Lampertheim GmbH, Lampertheim	100	-	-	-
Ciba Spezialitätenchemie Pfersee GmbH, Langweid/ Lech	100	-	-	-
HUNGARY
Ciba Specialty Chemicals Central Eastern Europe Ltd., Budapest	100	-
ITALY
Ciba Specialty Chemicals S.p.A., Sasso Marconi (Bologna)	100	-	-	-
Magenta Master Fibers S.r.l., Milano	60	-	-
LUXEMBOURG
Ciba Specialty Chemicals Finance Luxembourg S.A., Luxembourg	100				-
NETHERLANDS
Ciba Specialty Chemicals International Nederland B.V., Maastricht	100				-
Ciba Specialty Chemicals (Maastricht) B.V., Maastricht	100	-	-	-
Ciba Specialty Chemicals Heerenveen B.V., Heerenveen (iii)	100	-	-	-
PORTUGAL
Ciba Especialidades Químicas Lda., Porto	100	-
Raisio Portugal-Produtos Químicos, Lda., Nogueira Maia	51	-
SPAIN
Ciba Especialidades Químicas S.L., Barcelona	100	-
Raisio Echeveste, S.A., Tolosa	100	-	-
SWEDEN
Ciba Specialty Chemicals Sweden AB, Göteborg	100	-
AB CDM, Västra Frölunda	100	-
SWITZERLAND
Ciba Specialty Chemicals Holding Inc., Basel (iv)					-
Ciba Spécialités Chimiques Monthey SA, Monthey	100	-

	GROUP				SERVICES,
EUROPE	HOLDING %	SELLING	MANUFACTURING	RESEARCH	FINANCE

Ciba Spezialitätenchemie AG, Basel	100	-	-	-
Ciba Spezialitätenchemie Finanz AG, Basel	100				-
Ciba Spezialitätenchemie International AG, Basel	100				-
Ciba Spezialitätenchemie Kaisten AG, Kaisten	100		-
Ciba Spezialitätenchemie Schweizerhalle AG, Muttenz	100		-
Ciba Spezialitätenchemie Services AG, Basel	100				-
CIMO Compagnie Industrielle de Monthey SA, Monthey	50				-
TURKEY
Ciba Özel Kimyevi Ürünler Sanayi ve Ticaret Ltd., Istanbul	100	-
UNITED KINGDOM
Ciba Specialty Chemicals PLC, Macclesfield	100	-	-	-
Ciba Specialty Chemicals Investment PLC, Macclesfield	100				-
Pira International Limited, Leatherhead	100	-		-

(i)	The shares of Ciba Specialty Chemicals (India) Limited, Mumbai, (“CSCIL”) are listed on the Bombay Stock Exchange Limited (www.bseindia.com) under the scrip name “CIBA SPE CH”; the scrip code is 532184. The total market value of the 13 280 819 outstanding shares of CSCIL as of December 31, 2005, was approximately CHF 225 million (INR 7 741 million). As of December 31, 2005, the Company held 9 200 887 Equity Shares, representing 69.28 percent of the paid-up share capital of CSCIL.

(ii)	Diamond Dye-Chem Limited is a wholly owned subsidiary of CSCIL.

(iii)	This company name became effective as of January 1, 2006. Until December 31, 2005, the company’s name had been “EFKA Additives B.V.”.

(iv)	Ciba Specialty Chemicals Holding Inc. is the ultimate holding company of Ciba Specialty Chemicals Group. Its Shares are listed on the Swiss Exchange and, since August 2, 2000, the Company’s American Depository Shares (“ADSs”) are listed on the New York Stock Exchange. Two ADSs represent one Share of the Company’s common stock.